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                                                                    Exhibit 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8/S-3) and related Prospectus of Epimmune Inc. for the registration of 1,056,301 shares of its common stock and to the incorporation by reference therein of our report dated February 2, 2001, with respect to the consolidated financial statements of Epimmune Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                                               ERNST & YOUNG LLP



San Diego, California
June 27, 2001